  AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 1999

                                          SECURITIES ACT FILE NO.   333-77261
                                  INVESTMENT COMPANY ACT FILE NO.   811-4992

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-2

                        (Check appropriate box or boxes)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933            [X]

                    Pre-Effective Amendment No.                    [ ]
                                                -----------

                    Post-Effective Amendment No.     1             [X]
                                                -----------

                                     and/or

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940    [X]

                    Amendment No.      12                          [X]
                                 ---------------

                         COLONIAL MUNICIPAL INCOME TRUST
               (Exact Name of Registrant as Specified in Charter)

                One Financial Center, Boston, Massachusetts 02111
                    (Address of Principal Executive Offices)

                                 (617) 426-3750
              (Registrant's Telephone Number, including Area Code)

Name and Address of
Agent for Service                              Copies to

William J. Ballou, Esq.                  John M. Loder, Esq.                 Gary Schpero, Esq.
Colonial Management Associates, Inc.     Ropes & Gray                        Simpson Thacher & Bartlett
One Financial Center                     One International Place             425 Lexington Avenue
Boston, Massachusetts 02111-2621         Boston, Massachusetts 02110-2624    New York, New York 10017-3954

Explanatory Note: This Amendment is filed solely for the purpose of filing Exhibits (b) and (k)(5) under Rule 462(d) under the Securities Act of 1933.

PART C

OTHER INFORMATION

Item 24.  Financial Statements and Exhibits

         (2)  Exhibits
                  (a)(1)        Agreement and Declaration of Trust (1)
                  (a)(2)        Amendment No. 1 to Agreement and Declaration of
                                Trust (1)
                  (b)           Form of Amended and Restated By-Laws
                  (c)           Not applicable
                  (d)(1) Portions of the Agreement and Declaration of Trust as amended, included as Exhibit (a)(1) and
                                (a)(2), and the Form of Amended and Restated
                                By-Laws of the Registrant, included as Exhibit
                                (b) (See Article III, Sections 1, 2, 4 and 5;
                                Article V; Article VIII, Section 4; and Article IX, Sections 4 and 7 of the Agreement and Declaration of Trust, as amended, and Sections 2-3, 4(c), 5, and 9-12 of Part I of Section 12.1 and Sections 1-5 and 7 of Part II of Section
                                12.1 of the Form of Amended and Restated
                                By-laws)
                  (d)(2) Form of specimen certificate for the municipal auction rate cumulative preferred shares (3)
                  (e)           Dividend Reinvestment Plan (2)
                  (f)           Not applicable
                  (g)           Management Agreement with Colonial Management

                                Associates, Inc. (1)
                  (h) Form of Underwriting Agreement with Salomon Smith Barney Inc. (4)
                  (i)           Not applicable
                  (j)(1) Global Custody Agreement with The Chase Manhattan Bank (incorporated herein by reference to Item 24. Exhibit No. 8 to Post-Effective Amendment No. 13 to the Registration Statement of Liberty Funds Trust VI (formerly Colonial Trust VI), Registration Nos. 33-45117 & 811-6529, filed with the Commission on or about October 24, 1997)
                  (j)(2) Amendment No. 5 to Schedule A of Global Custody Agreement with The Chase Manhattan Bank (incorporated herein by reference to Item 23. Exhibit (g)(1)(ii) to Post-Effective Amendment No. 18 to the Registration Statement of Liberty Variable Investment Trust, Registration Nos. 33-59216 & 811-7556, filed with the Commission on or about June 1, 1999)
                  (k)(1)        Form of Auction Agency Agreement (3)
                  (k)(2)        Form of Broker-Dealer Agreement (3)
                  (k)(3) Registrar, Transfer Agency and Service Agreement between the Registrant and State Street Bank and Trust Company (2)
                  (k)(4)(i) Service Contract with Colonial Management Associates, Inc. (2)
                  (k)(4)(ii) Amendment to Service Contract with Colonial Management Associates, Inc. (2)
                  (k)(5)        Form of Letter Agreement from the
                                Registrant to Standard & Poor's Ratings Services
                  (l) Opinion and consent of Ropes & Gray, counsel to Registrant (3)
                  (m)           Not applicable
                  (n)           Consent of independent accountants (4)
                  (o)           Not applicable
                  (p)           Not applicable
                  (q)           Not applicable
                  (r)           Not applicable
-------------------------------
A copy of the Power of Attorney for each of Robert J. Birnbaum, Tom Bleasdale, John V. Carberry, Lora S. Collins, James E. Grinnell, Richard W. Lowry, Salvatore Macera, William E. Mayer, James L. Moody, Jr., John J. Neuhauser, Robert L. Sullivan and Anne-Lee Verville is incorporated herein by reference to Post-Effective Amendment No. 50 to the Registration Statement of Colonial Trust IV, Registration Nos. 2-62492 and 811-2865, filed with the Commission on or about November 6, 1998.

(1) Incorporated by reference to the Registration Statement filed with the Commission via EDGAR on or about April 28, 1999.

(2) Incorporated by reference to the Registration Statement filed with the Commission via EDGAR on or about July 13, 1999.

(3) Incorporated by reference to the Registration Statement filed with the Commission via EDGAR on or about July 15, 1999.

(4) Incorporated by reference to the Registration Statement filed with the Commission via EDGAR on or about July 16, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to the Registration Statement on Form N-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and the Commonwealth of Massachusetts on the 19th day of July, 1999.

                                     COLONIAL MUNICIPAL INCOME TRUST



                                     By: /s/ STEPHEN E. GIBSON
                                         -----------------------------
                                             Stephen E. Gibson
                                             President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form N-2 has been signed below by the following persons in their capacities as officers and Trustees of the Registrant.


SIGNATURES                       TITLE                     DATE
-----------                      -----                     ----



/s/ STEPHEN E. GIBSON             President (chief         July 19, 1999
--------------------------        executive officer)
Stephen E. Gibson


/s/ J. KEVIN CONNAUGHTON        Controller and Chief       July 19, 1999
--------------------------        Accounting Officer
J. Kevin Connaughton



/s/ TIMOTHY J. JACOBY           Treasurer and Chief        July 19, 1999
--------------------------        Financial Officer
Timothy J. Jacoby

/s/ ROBERT J. BIRNBAUM*
---------------------------               Trustee
Robert J. Birnbaum


/s/ TOM BLEASDALE*
---------------------------               Trustee
Tom Bleasdale


/s/ JOHN V. CARBERRY*
---------------------------               Trustee
John V. Carberry


/s/ LORA S. COLLINS*
---------------------------               Trustee
Lora S. Collins


/s/ JAMES E. GRINNELL*
---------------------------               Trustee
James E. Grinnell


/s/ RICHARD W. LOWRY*
---------------------------               Trustee
Richard W. Lowry


/s/ SALVATORE MACERA*
---------------------------               Trustee
Salvatore Macera


/s/ WILLIAM E. MAYER*
---------------------------               Trustee
William E. Mayer

/s/ JAMES L. MOODY, JR. *
-----------------------                   Trustee          *WILLIAM J. BALLOU
James L. Moody, Jr.                                       -------------------
                                                            William J. Ballou
                                                            Attorney-in-fact
                                                            July 19, 1999

/s/ JOHN J. NEUHAUSER*
-----------------------                   Trustee
John J. Neuhauser


/s/ THOMAS E. STITZEL*
-----------------------                   Trustee
Thomas E. Stitzel


/s/ ROBERT L. SULLIVAN*
-----------------------                   Trustee
Robert L. Sullivan

/s/ ANNE-LEE VERVILLE*
-----------------------                   Trustee
Anne-Lee Verville

                                INDEX OF EXHIBITS


(b)            Form of Amended and Restated By-Laws


(k)(5) Form of Letter Agreement from the Registrant to Standard & Poor's Ratings Services